SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant under Rule 14a-12

GLOBAL IMAGING SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

JULY 12, 2006

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Global Imaging Systems, Inc. to be held on Monday, August 7, 2006, at 2:00 p.m., Eastern Daylight Savings Time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

The matters to be acted on at the meeting are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote, and an envelope, postage paid, in which to return your proxy card, are enclosed. A copy of our Annual Report to Shareholders is also enclosed.

We realize that each of you may not be able to attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, we need your vote. We urge you to complete, sign and return the enclosed proxy card so that your shares will be represented. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Remember, this is your opportunity to voice your opinion on matters affecting Global. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Thomas S. Johnson
Chairman and Chief Executive Officer

Enclosures

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on August 7, 2006

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Global Imaging Systems, Inc. to be held on Monday, August 7, 2006, at 2:00 p.m., Eastern Daylight Savings Time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624, to consider and vote upon the following matters:

1.	Election of three Directors to serve for a three-year term;

2.	Any other matter that properly comes before the meeting.

Only shareholders of record at the close of business on June 30, 2006, will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

Lawrence Paine
Vice President, Secretary, and General Counsel

Tampa, Florida

July 12, 2006

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

Tampa, Florida 33624

PROXY STATEMENT

This proxy statement contains information about the 2006 Annual Meeting of Shareholders of Global Imaging Systems, Inc.

The meeting will be held on Monday, August 7, 2006, beginning at 2:00 p.m., Eastern Daylight Savings Time, at the Company’s principal offices at 3820 NORTHDALE BOULEVARD, SUITE 200A Tampa, Florida 33624.

This proxy statement is first being sent to our shareholders on or about July 12, 2006, in connection with the solicitation of proxies by the Board of Directors for the meeting.

I. General Information About the Annual Meeting

Who Can Vote? You are entitled to vote your shares at the meeting if our records show that you held your shares as of the close of business on June 30, 2006. At the close of business on June 30, 2006, a total of 25,927,138 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties except as required by law.

Matters to be Considered. You will be asked to consider one proposal at the meeting.

Proposal 1 asks you to elect three members of our Board of Directors to serve as Class II Directors until the 2009 Annual Meeting of Shareholders.

Voting by Proxies. If your common stock is held by a broker, bank or other nominee, you will receive instructions from the nominee institutions you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope we have provided to you. Of course, you can always attend the meeting and vote your shares in person.

The proxies will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

We are not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any other matters are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is continued or postponed, your common stock may be voted by the proxies at the new meeting as well, unless you revoke your proxy instructions.

How to Revoke Your Proxy. You can revoke your proxy at any time before it is voted at the meeting by (1) notifying the Secretary in writing, (2) delivering a later-dated proxy, or (3) attending the meeting and voting your shares in person.

Quorum; How Votes Are Counted. The meeting will be held if a majority of the outstanding shares of common stock is represented at the meeting. This is called a quorum. If you return valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining if there is a quorum, even if you wish to abstain from voting on some or all of the matters considered at the meeting. If you hold your common stock through a broker, bank or other nominee, the nominee may only vote the common stock it holds in accordance with your instructions, or in such nominee’s discretion on those matters as to which discretionary authority may be exercised. Shares of common stock held by nominees who cannot exercise discretionary authority to vote the shares because the beneficial owner of the shares has not provided voting instructions to the nominee, commonly referred to as “broker non-votes”, will be counted for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the elections of Directors.

Cost of This Proxy Solicitation. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our employees may solicit proxies personally and by telephone. No employee will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

Householding. Under procedures approved by the Securities and Exchange Commission, a single annual report and proxy statement may be sent to a household at which two or more stockholders reside if they appear to be members of the same family. This practice is known as “householding.” Unless you responded that you do not wish to participate in householding, you will be deemed to have consented to participating and only one copy of the Company’s annual reports and proxy statement will be sent to that address. Each shareholder will, however, receive a separate proxy card. If you and other residents at your mailing address own shares of the Company’s common stock in “street” name, your broker or bank may have given you a similar notice that each household will receive only one annual report and one proxy statement for each company in which you hold stock through that broker or bank.

If you wish to receive your own set of the Company’s future annual reports and proxy statements, or if you share an address with another shareholder and would like to receive only one set of these documents, you may do so, if your shares are held in “street” name, by contacting your bank or brokerage firm or, if you are a record holder, by contacting our Corporate Secretary, either by writing to 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 or by telephoning (813) 960-5508. The revocation of a consent to householding for record holders will be effective on or within thirty (30) days after the notice is received by our Corporate Secretary.

If you did not receive an individual copy of the Company’s 2006 Annual Report to Shareholders or this proxy statement, and wish to do so, please contact our Corporate Secretary with an oral or written request, and we will promptly send you a separate copy of the Annual Report and/or proxy statement.

Electronic Access to Proxy Materials and Annual Reports. This proxy statement, our 2006 Annual Report to Shareholders and our annual report on Form 10-K are available on our website located at www.gisx.com. Please note that the information on our website is not incorporated by reference in this proxy statement. If you are a street name shareholder, you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to the information provided by the institution that holds your shares and follow the institution’s instructions on how to elect to view future proxy statements and annual reports over the Internet.

II. Corporate Governance

The Board believes good corporate governance is essential to ensure the Company is managed for the long-term benefit of its shareholders. The Board, acting on the recommendation of its Governance Committee, has developed and adopted corporate governance principles to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. A copy of our Corporate Governance Principles is posted on our website at www.gisx.com.

Directors. Our Board of Directors is comprised of nine members divided into three classes, with members of one class of the Directors elected by the shareholders each year.

Our Class I Directors, whose terms expire in 2008, are:

Mark A. Harris, 49, rejoined our Board of Directors in May 2003. Mr. Harris previously served as a Director of the Company from January 2002 to December 2002. He has served as Chairman of the Nominating Committee since 2003. Since December 2002, Mr. Harris has practiced corporate law as a partner in the Chicago office of McDermott Will & Emery, LLP. From September 2001 to December 2002, Mr. Harris served as Chief Operating Officer and Principal, Portfolio Manager of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. From March 2000 to August 2001, Mr. Harris was Vice President and General Counsel of PrairieComm, Inc. He also served as Senior Vice President and Chief Legal Officer of Click Commerce, Inc. during the period from March 2000 to September 2000. Prior to March 2000, Mr. Harris practiced corporate and tax law as a partner in the Chicago office of Latham & Watkins LLP. Mr. Harris received his B.A., summa cum laude, from Saint Louis University and a J.D., cum laude, from Northwestern University School of Law.

Edward N. Patrone, 71, has served as a Director since August 1998. He is currently the Chairman of the Compensation Committee. Currently retired, Mr. Patrone served as senior consultant to IKON Office Solutions Inc. (“IKON”) from 1991 to 1997, and in various executive positions with IKON prior to that time, including President and Chief Executive Officer of Paper Corporation of America, a subsidiary of IKON, from 1988 to 1991, and as Executive Vice President from 1983 to 1988. Mr. Patrone has been active in the automated office product industry for over 20 years.

Edward J. Smith, 58, has served as a Director since November 2004. Mr. Smith has been president of Barnegat Bay Capital, Inc. since 2001. Barnegat Bay Capital, Inc., which he founded in 2001, provides corporate finance advisory services to public and private companies. Mr. Smith is a director of Fargo Electronics, Inc., where he serves as chairman of its compensation committee and as a member of its audit committee. He is also a director of Federal Services Acquisition Corporation where he serves as chairman of its audit committee. From 1992 to 2001, Mr. Smith was a managing director in the high technology investment banking group at Prudential Securities Incorporated.

Our Class II Directors, whose terms expire in 2006 are:

Daniel T. Hendrix, 51, has served as a Director since January 2003. Mr. Hendrix is President, Chief Executive Officer and a director of Interface, Inc., a NASDAQ listed Company and the world’s largest carpet tile manufacturer. Since 1983, Mr. Hendrix has held various positions with Interface including Chief Financial Officer, which he held for 16 years prior to being elevated to President and Chief Executive Officer in 2001. Mr. Hendrix also serves as a director of American Woodmark Corporation. Prior to joining Interface, Mr. Hendrix was employed for six years as an audit manager with a national accounting firm. Mr. Hendrix earned a degree in accounting from Florida State University.

Michael E. Shea, Jr., 58, has served as a Director and our President and Chief Operating Officer since January 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business

Systems was acquired by the Company in 1998. Before founding Connecticut Business Systems, Mr. Shea spent 14 years with Savin Corporation in numerous management positions, most recently as Vice President of Sales responsible for dealer and branch operations.

M. Lazane Smith, 51, has served as a Director since January 2003. In March 2005, Ms. Smith retired as Senior Vice President, Finance and Chief Financial Officer, Secretary and a director of CompuCom Systems, Inc., a former NASDAQ-listed provider of outsourcing and systems integration services. Ms. Smith joined CompuCom as Corporate Controller in 1993, becoming Chief Financial Officer in 1997. Since her retirement from CompuCom, Ms. Smith provides financial-related consulting services to publicly-traded companies. From 1988 to 1993, Ms. Smith held various financial positions with Coca-Cola Enterprises, Inc. Ms. Smith is an accounting graduate from the University of Texas at San Antonio and is a member of the American Institute of Certified Public Accountants and the Financial Executives International.

Our Class III Directors, whose terms expire in 2007, are:

Thomas S. Johnson, 60, has served as a Director and as Chief Executive Officer since our founding in June 1994. He has served as Chairman since August 2003. From 1991 to 1994, Mr. Johnson was an office technology solutions industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka Business Systems, PLC. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. At the time, Mr. Johnson left IKON, he was Vice President-Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 80 office equipment dealers since 1985, and has over 30 years of experience in acquiring and integrating businesses. Mr. Johnson earned a B.S. degree from the University of Florida in 1972 and received his M.B.A. from Harvard Business School in 1976.

R. Eric McCarthey, 50, has served as a Director since January 2001 and as Chairman of the Audit Committee since 2002. Mr. McCarthey is President of the Coca-Cola Company’s 7-Eleven Global Business Unit and serves on several of its operating executive teams. Mr. McCarthey has served in various North America and International positions at The Coca-Cola Company since 1981. Mr. McCarthey completed the director certification workshop at U.C.L.A. and passed the ISS written test encompassing all critical aspects of the role of directors. He earned a B.A. from the University of Colorado and an M.B.A. from the University of Southern California.

Raymond Schilling, 51, has served as a Director since August 2004. Mr. Schilling has been the Company’s Chief Financial Officer since its inception and has served as our Executive Vice President since February 2005. From 1994 until his promotion in 2005, he served as our Senior Vice President. From 1994 until 2004, Mr. Schilling also served as our Treasurer and Corporate Secretary. Prior to joining the Company, from 1988 to 1994, Mr. Schilling was Vice President-Finance of the California/Nevada region of McCaw Communications and responsible for all of its finance and administrative functions. From 1980 to 1988, Mr. Schilling worked with Mr. Thomas S. Johnson at Alco Standard Corporation in various accounting and financial reporting functions, including as controller of Alco Office Products, where Mr. Schilling’s responsibilities included evaluation and integration of acquisitions, development and installation of financial systems. From 1986 to 1988, Mr. Schilling was also Vice President of Finance and Administration of San Sierra Business Systems (an Alco Office Products dealer). From 1976 to 1980, Mr. Schilling was employed by PriceWaterhouse as a C.P.A. Mr. Schilling has been involved in the acquisition of numerous businesses and has over 20 years of experience in acquiring and integrating businesses. Mr. Schilling graduated with a B.A. in Economics and Accounting from Muhlenberg College in 1976.

Board Determination of Independence. The Board believes a substantial majority (generally at least two independent directors for each non-independent director) of the Board should be independent directors. The Board also believes it is useful and appropriate for the Company’s Chief Executive Officer (“CEO”) to serve on the Board as well as other members of the Company’s management whose experience and role at the Company are expected to help the Board fulfill its responsibilities. Under applicable NASDAQ rules, a Director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Board has determined that Ms. Smith and Messrs. Harris, Hendrix, McCarthey, Patrone, and Smith are “independent directors” as defined under NASDAQ Marketplace Rule 4200(a)(15).

Director Candidates. The process followed by the Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. The Company is obligated to use its best efforts to nominate Thomas S. Johnson for election as a Director under the terms of Mr. Johnson’s employment agreement.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Governance Committee applies the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge about and contacts within the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to the Board and Committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its subsidiaries; and

•	Diversity of viewpoints, background, experience and other demographics.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholders or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Governance Committee. Such recommendations should be sent to the Company, c/o the Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Attendance at Annual Meeting of Shareholders. All Directors are expected to attend the Annual Meeting of Shareholders. All Directors attended the 2005 Annual Meeting of Shareholders.

Meetings of the Board. The Board of Directors held five meetings during the fiscal year ended March 31, 2006. During the fiscal year, each member of the Board of Directors attended more than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of which such Director was a member.

Selection of Chairman and Lead Independent Director. The Board selects its Chairman in the manner it considers to be in the best interest of the Company at any given point in time. If the Board determines it to be in the Company’s best interest, the CEO may be selected as the Chairman. During the fiscal year ended March 31, 2006, Thomas S. Johnson, the Company’s CEO, served as Chairman of the Board. When the Chairman is a member of Company management, the Chairman of the Executive Committee, who is an independent director, will be the “lead independent director.” The lead independent director will chair executive sessions of the Board, will act as Chairman of the Board in the absence of the CEO-Chairman and may perform various other duties as assigned by the Board. During the fiscal year ended March 31, 2006, Edward N. Patrone served as the Board’s Lead Independent Director.

Board Committees. Our Board of Directors has established five committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and a Strategic Planning Committee. The Board has determined that all of the members of the Audit, Compensation and Governance Committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is a separately-designated Standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by applicable NASDAQ rules and otherwise satisfy NASDAQ’s eligibility requirements for audit committee membership.

The Board has adopted written charters for each of its committees, copies of which are posted on the Company’s website at www.gisx.com. Additionally, a copy of the Audit Committee’s Charter is attached to this proxy statement as Appendix “A”.

Audit Committee. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is responsible for:

•	The appointment, compensation and oversight of our independent registered certified public accounting firm.

•	The direct oversight of our internal audit function, including personnel decisions, reviewing and approving the scope of work to be performed by the Company’s internal auditors, and receiving independent reports from the Company’s independent registered certified public accounting firm.

•	Reviewing audit plans and results with our independent registered certified public accounting firm.

•	Reviewing the independence of our independent registered certified public accounting firm.

•	Considering the range of audit and non-audit fees.

•	Reviewing our internal control over financial reporting.

The Audit Committee held 10 meetings during the fiscal year ended March 31, 2006. R. Eric McCarthey, Chairman, Daniel T. Hendrix, Edward J. Smith and M. Lazane Smith, all of whom are independent directors, are the members of the Audit Committee. The Board has determined that Ms. Smith is an independent director and an “audit committee financial expert” as defined under the rules of the SEC.

Compensation Committee. The primary duties and responsibilities of our Compensation Committee are:

•	In consultation with senior management, establish the Company’s general compensation philosophy, and oversee the development and implementation of compensation programs.

•	Review and approve corporate goals and objectives relating to the compensation of the CEO evaluate the performance of the CEO in light of those goals and objectives, and have the sole authority to determine the CEO’s compensation and benefits based on this evaluation. In determining the long-term incentive components of the CEO’s compensation, the Committee will consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards granted to the CEO in other years.

•	Review, and in consultation with the CEO, approve compensation and benefits for the COO, CFO and other executive and senior officers of the Company.

•	Recommend, subject to the approval of the Board, compensation and benefits for the Directors.

•	Approve annual incentive plans and merit plans for the officers and employees of the Company.

•	Supervise the administration of all current employee benefit plans and any other benefit plans that may from time-to-time be created.

•	Grant stock options, restricted stock and other awards of the Company’s stock to Directors, officers and employees of the Company pursuant to the Company’s stock incentive plans as approved by the Company’s shareholders and as may from time-to-time be amended.

•	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve appropriate tax deductibility and establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.

The Compensation Committee held two meetings during the fiscal year ended March 31, 2006. Edward N. Patrone, Chairman, Mark A. Harris, Daniel T. Hendrix, and R. Eric McCarthey, all of whom are independent directors, are the members of the Compensation Committee.

Executive Committee. The primary duties and responsibilities of our Executive Committee are to exercise all the powers reserved to the Board by the Company’s bylaws and charter between regular meetings of the Board or when it is impossible or impractical to convene a full meeting of the Board.

The Executive Committee did not meet during the fiscal year ended March 31, 2006. The members of the Executive Committee are the Chairmen of the Board’s other standing committees. The Chairman of the Executive Committee is selected by length of service on the Board and rotates on an annual basis. Additionally, the CEO serves as an ex officio member of the Executive Committee. During the fiscal year ended March 31, 2006, Edward N. Patrone, Chair, Mark A. Harris, R. Eric McCarthey, Edward J. Smith and Thomas S. Johnson (ex officio) served as the members of the Executive Committee.

Governance Committee. The primary duties and responsibilities of our Governance Committee are:

•	Determine the slate of Director nominees for election to the Board.

•	Identify and recommend candidates to fill vacancies on the Board between annual shareholder meetings.

•	Develop and implement (i) the Company’s Corporate Governance Principles; (ii) succession plans for the CEO and other senior managers; (iii) policies and procedures for the evaluation of the Board and its members; (iv) policies and procedures for the review and, if necessary, amendment of the charters of the committees of the Board; (v) policies and procedures for the receipt and investigation of employee complaints; and (vi) such other policies and procedures the Committee deems appropriate to facilitate good corporate governance and promote corporate responsibility.

The Governance Committee, held two meetings during the fiscal year ended March 31, 2006. Mark A. Harris, Chairman, Edward N. Patrone, Edward J. Smith and M. Lazane Smith, all of whom are independent directors, are the members of the Governance Committee.

Strategic Planning Committee. The primary duties and responsibilities of our Strategic Planning Committee are:

•	Review and approve or recommend approval by the full Board, as the case may be, major corporate transactions.

•	Review the Company’s capital structure and financial strategies.

•	Review and approve the Company’s long-term strategic business plan.

•	Review and approve the Company’s annual business plan.

•	Monitor, review and approve the Company’s acquisition strategy.

The Strategic Planning Committee held two meetings during the fiscal year ended March 31, 2006. Edward J. Smith, Chairman, Mark A. Harris, Thomas S. Johnson, R. Eric McCarthey and Edward N. Patrone are the members of the Strategic Planning Committee.

Communicating with the Independent Directors. The Board will give appropriate attention to written communications submitted by shareholders and will respond if and as appropriate. The General Counsel is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the Directors as the General Counsel considers appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive duplicative communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o General Counsel, Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

Compensation of Directors. Our Board, acting upon the recommendation of the Compensation Committee, has adopted the following compensation policy for non-employee independent directors:

•	An annual retainer of $30,000, payable quarterly.

•	An annual committee meeting fee of $5,000 per Director, per committee, payable quarterly.

•	An additional annual committee meeting fee of $5,000 to each member of the Company’s Audit Committee, payable quarterly.

•	An additional annual committee meeting fee of $2,500, payable quarterly, to the Director serving as the Chair of the Compensation Committee, to the Director serving as the Chair of the Governance Committee, and to the Director serving as the Chair of the Strategic Planning Committee.

•	An additional annual committee meeting fee of $7,500, payable quarterly, to the Director serving as the Chair of the Company’s Audit Committee.

•	An annual grant of options to purchase 5,000 shares of the Company’s common stock or an annual grant of options to purchase 2,000 shares of the Company’s common stock together with an annual restricted stock grant of 1,000 shares of the Company’s common stock at each Director’s election to be made in writing prior to April 1 of each year. All options and restricted stock will be granted on April 1 of each year. Each option grant will vest in five equal annual installments beginning in the year after grant and expire no later than 10 years after the date of grant. The options are initially exercisable at the stock’s closing price on the date of grant. Each restricted stock grant will vest as follows: 20% of the restricted stock grant will vest on the third anniversary of the grant date, 30% will vest on the fourth anniversary of the grant date and the balance will vest on the fifth anniversary of the grant date. All options and restricted stock are subject to 100% accelerated vesting in the event of a Director’s death, disability, resignation or upon a change in control of the Company.

•	Reimbursement for reasonable and customary expenses associated with attendance at Board and Committee meetings.

Code of Business Conduct and Ethics. The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the Code of Business Ethics and Conduct on its website, which is located at www.gisx.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Audit Committee Report

The Audit Committee oversees Global’s accounting and financial reporting processes and the audits of Global’s financial statements. The Audit Committee is responsible for appointment, compensation and oversight of Global’s independent registered certified public accounting firm. The Audit Committee also monitors the independence of Global’s independent registered certified public accounting firm. The Audit Committee is also responsible for the direct oversight of the Company’s internal audit function. The Audit Committee assists the Board by monitoring the integrity of our financial statements, reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices.

The Audit Committee members, acting in such capacity, are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered certified public accounting firm, nor can the Committee certify that the independent registered certified public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered certified public accounting firm on the basis of the information it receives, discussions with management and the independent accountants, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Global’s management and the independent registered certified public accounting firm, the audited financial statements contained in the 2006 annual report on Form 10-K filed with the SEC. Global’s management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered certified public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements, an audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

The Audit Committee has discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Accounting Standards No. 90, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and letter from the independent registered certified public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered certified public accounting firm its independence from Global and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Global’s annual report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

Submitted by the Audit Committee

R. Eric McCarthey, Chairman

Daniel T. Hendrix

Edward J. Smith

M. Lazane Smith

Independent Registered Certified Public Accounting Firm

Our Audit Committee is evaluating our choice of an independent registered certified public accounting firm. As a result, no firm has been selected to audit our consolidated financial statements for the fiscal year ending March 31, 2007. Ernst & Young LLP has served as our independent registered certified public accounting firm since our commencement of operations. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions at the Annual Meeting.

Pre-Approval Policies and Procedures. The Audit Committee has adopted polices and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides the Company will not engage its independent accountants to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time-to-time, the Audit Committee may pre-approve specific types of services that are expected to be provided to the Company by its independent registered certified public accounting firm during the next 12 months. Any such pre-approval is subject to a maximum dollar amount and detailed as to the particular service or type of service to be performed.

The Audit Committee has also delegated its Chairman, the authority to approve any audit or permitted non-audit services to be provided to the Company by the independent registered certified public accounting firm, provided the total cost of any such service does not exceed $50,000. Any approval of service by the Audit Committee Chairman must be reported to the full Audit Committee at its next meeting.

All services provided by the Company’s independent registered certified public accounting firm during the fiscal year ended March 31, 2006 were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures.

Audit Fees. The following table sets forth Ernst & Young LLP’s fees for the fiscal years ended March 31, 2005 and March 31, 2006:

	2005	2006
Audit Fees	$1,408,939	$1,214,953
Audit Related Fees	43,354	2,350
Tax Fees	—	24,520
All Other Fees	—	—

Total Fees	$1,452,293	$1,241,823

The amounts shown above include out-of-pocket expenses incurred by Ernst & Young LLP in connection with the provision of such services. The amount shown for “Audit Fees” includes fees relating to the audits of our consolidated financial statements for the year ended March 31, 2006 and management’s assessment of internal control over financial reporting, fees relating to quarterly reviews of our consolidated financial statements, including the Forms 10-Q for the three months ended June 30, 2005, September 30, 2005 and December 31, 2005 and professional services rendered in connection with other filings with the SEC. The amount shown for “Audit-Related Fees” during 2005 includes fees relating to financial due diligence services relating to acquisitions.

The Audit Committee has considered whether Ernst & Young LLP’s provision of any permitted non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

Certain Relationships and Transactions

Mr. Todd S. Johnson, one of our executive officers, is the son of Mr. Thomas S. Johnson, our Chairman and Chief Executive Officer and a Director. Todd S. Johnson received approximately $316,899 in salary and bonus for the fiscal year ended March 31, 2006 and $287,759 in salary and bonus for the three months ended June 30, 2006. His employment as an executive officer continues on a basis substantially similar to that on which his compensation was based for the fiscal year ended March 31, 2006.

Global has entered into indemnification agreements with its Directors and executive officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s common stock. Based solely on a review of copies of such forms furnished to the Company, the Company believes that, during the fiscal year ended March 31, 2006, all executive officers, directors and 10% shareholders complied with applicable filing requirements except Peter S. Shoemaker who, as a result of a clerical oversight, did not disclose a change in the nature of his beneficial ownership of 8,000 shares of the Company’s common stock he gifted to his spouse. This technical error was corrected in subsequent filings.

Shareholder Proposals for 2006 Annual Meeting

Submission of Shareholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement. Any proposal or proposals by a shareholder intended to be included in the proxy statement and form of proxy relating to the 2007 Global Annual Meeting of Shareholders must be received by Global no later than March 15, 2007 according to the proxy solicitation rules of the SEC. Proposals should be sent to the Secretary of Global at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624. Nothing in this paragraph shall be deemed to require Global to include in its proxy statement and proxy relating to the 2007 Global Annual Meeting of Shareholders any shareholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting. A shareholder who wishes to submit a proposal for consideration at the 2007 Global Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, must, in accordance with Article 2, Section 2.2 of Global’s Bylaws, file a written notice with the Secretary of Global which conforms to the requirements of the Bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. The officer who will preside at the shareholders’ meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a shareholder proposal must be delivered no earlier than May 10, 2007, and no later than June 8, 2007. Any shareholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the Company’s 2007 Annual Meeting.

Annual Report on Form 10-K

Our Annual Report to Shareholders for the fiscal year ended March 31, 2006, accompanies this proxy statement. Copies of our Annual Report on Form 10-K, as filed with the SEC, excluding Exhibits, are available at no charge upon written or oral request to our Corporate Secretary at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 or (813) 960-5508 and will be provided by first class mail or other equally prompt means within one business day of receipt of such request. Copies of Exhibits are available upon written request to our Corporate Secretary and payment of $25.00 to cover the costs of reproduction.

III. Proposals

Proposal 1.

Election of Directors

The Directors whom we are nominating for election at the Annual Meeting are Daniel T. Hendrix, Michael E. Shea, Jr. and M. Lazane Smith, who currently serve as Directors. The current terms of Messrs. Hendrix and Shea and Ms. Smith will expire at the Annual Meeting. Messrs. Hendrix and Shea and Ms. Smith have been nominated for election at the Annual Meeting as Directors to hold office until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualified. Each has consented to serve a term as a Class II Director. Should any of these nominees become unable to serve for any reason, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of each substitute nominee or nominees, or we may reduce the number of Directors on the Board of Directors.

Vote Required. The nominees for Director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

Information about the Nominees:

Daniel T. Hendrix, 51, has served as a Director since January 2003. Mr. Hendrix is President, Chief Executive Officer and a director of Interface, Inc., a NASDAQ listed Company and the world’s largest carpet tile manufacturer. Since 1983, Mr. Hendrix has held various positions with Interface including Chief Financial Officer, which he held for 16 years prior to being elevated to President and Chief Executive Officer in 2001. Mr. Hendrix also serves as a director of American Woodmark Corporation. Prior to joining Interface, Mr. Hendrix was employed for six years as an audit manager with a national accounting firm. Mr. Hendrix earned a degree in accounting from Florida State University.

Michael E. Shea, Jr., 58, has served as a Director and our President and Chief Operating Officer since January 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business

Systems was acquired by the Company in 1998. Before founding Connecticut Business Systems, Mr. Shea spent 14 years with Savin Corporation in numerous management positions, most recently as Vice President of Sales responsible for dealer and branch operations.

M. Lazane Smith, 51, has served as a Director since January 2003. In March 2005, Ms. Smith retired as Senior Vice President, Finance and Chief Financial Officer, Secretary and a director of CompuCom Systems, Inc., a former NASDAQ-listed provider of outsourcing and systems integration services. Ms. Smith joined CompuCom as Corporate Controller in 1993, becoming Chief Financial Officer in 1997. Since her retirement from CompuCom, Ms. Smith provides financial-related consulting services to publicly-traded companies. From 1988 to 1993, Ms. Smith held various financial positions with Coca-Cola Enterprises, Inc. Ms. Smith is an accounting graduate from the University of Texas at San Antonio and is a member of the American Institute of Certified Public Accountants and the Financial Executives International.

The Board of Directors recommends a vote “FOR” Daniel T. Hendrix, Michael E. Shea, Jr. and M. Lazane Smith as Directors to hold office until the 2009 Annual Meeting of Shareholders, and until their successors are elected and qualified.

IV. Voting Securities and the Principal Holders Thereof

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date, by (1) each of our Directors and each Named Executive Officer, (2) all of our Directors and executive officers as a group and (3) each person (or group of affiliated persons) known by Global to beneficially own more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner[1]	Number	Percent
FMR Corporation[2]	3,351,139	12.9
Wasatch Advisors, Inc.[3]	2,403,767	9.2
T. Rowe Price Associates, Inc.[4]	1,351,450	5.2
Burgundy Asset Management[5]	1,211,700	4.7
Mark A. Harris[6]	13,400	*
Daniel T. Hendrix[7]	13,400	*
Thomas S. Johnson[8]	445,014	1.7
R. Eric McCarthey[9]	19,200	*
Edward N. Patrone[10]	27,400	*
Raymond Schilling[11]	311,158	1.2
Paul A. Schulman[12]	96,486	*
Michael E. Shea, Jr.[13]	134,569	*
Peter W. Shoemaker[14]	167,952	*
Edward J. Smith[15]	5,400	*
M. Lazane Smith[16]	13,400	*
All Directors and Executive Officers as a Group (18 persons)[17]	1,542,830	6.0

*	Less than 1%.

[1]	Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 25,927,138 shares outstanding on June 30, 2006, plus the number of shares of common stock underlying stock options held by the named person that are exercisable within 60 days. Except as otherwise specified below, the address of each of the beneficial owners identified is 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

[2]

Based on a Schedule 13G filed by FMR Corporation on February 14, 2006. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,300,339 shares or 14.188% of Global’s common stock outstanding as of the date of filing the Schedule 13G as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,322,490 shares or 9.984% of Global’s common stock outstanding as of the date of filing the Schedule 13G. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,300,339 shares of Global common stock owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 3,609 shares or 0.016% of Global’s common stock outstanding as of the date of filing the Schedule 13G as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 3,609 shares and sole power to vote or to direct the voting of 3,609 shares of common stock owned by the institutional account(s) as reported above. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 47,191 shares or 0.203% of Global’s common stock outstanding as of the date of filing the Schedule 13G. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR Corp. is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

[3]	Based on a Schedule 13G filed by Wasatch Advisors, Inc. on February 14, 2006. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

[4]	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (Price Associates) on February 14, 2006. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. Price Associates has sole voting power with respect to 144,200 shares and sole dispositive power with respect to 1,351,450 shares of Global’s common stock. These shares are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities.

[5]	Based on a Schedule 13G filed by Burgundy Asset Management on February 14, 2006. The address for Burgundy Asset Management is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2TE.

[6]	Includes 11,400 shares of our common stock which Mr. Harris has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[7]	Includes 11,400 shares of our common stock which Mr. Hendrix has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[8]	Includes 300,000 shares of our common stock which Mr. Johnson has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Johnson, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

[9]	Includes 3,800 shares of our common stock which Mr. McCarthey has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[10]	Includes 25,400 shares of our common stock which Mr. Patrone has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[11]	Includes 134,550 shares of our common stock which Mr. Schilling has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Schilling, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

[12]	Includes 25,300 shares of our common stock which Mr. Schulman has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Schulman, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

[13]	Includes 97,550 shares of our common stock which Mr. Shea has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Shea, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

[14]	Includes 125,000 shares of our common stock which Mr. Shoemaker has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement and 952 shares held in the Company’s defined contribution retirement plan. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Shoemaker, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

[15]	Includes 2,400 shares of our common stock which Mr. Smith has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[16]	Includes 11,400 shares of our common stock which Ms. Smith has a right to purchase through the exercise of stock options that are vested or will vest within 60 days of the date of this proxy statement.

[17]	Includes 925,000 shares of our common stock which can be acquired by our Directors and executive officers through the exercise of vested stock options and stock options that will vest within 60 days of the date of this proxy statement.

V. EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth compensation paid to or earned by our Chief Executive Officer and our four other most highly compensated executive officers, all of whom are referred to in this proxy statement as the Named Executive Officers:

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Restricted Stock Awards ($)[2]	Securities Underlying Options(#)	All Other Compensation ($)[3]
Thomas S. Johnson, Chairman and Chief Executive Officer	2006 2005 2004	587,500 562,500 500,000	822,970 617,163 558,700	18,000 18,000 18,000	709,200 — —	40,000 140,000 140,000	9,784 9,059 7,257

Michael E. Shea, Jr., President and Chief Operating Officer[4]	2006 2005 2004	390,000 297,708 250,000	406,614 231,258 237,625	164,205 10,800 10,800	709,200 — —	20,000 40,000 20,000	7,694 8,066 7,588

Peter W. Shoemaker, Executive Vice President—Strategy and Operations	2006 2005 2004	375,000 360,000 340,000	396,975 258,750 304,878	14,400 10,800 71,600	177,300 — —	10,000 50,000 50,000	9,588 8,644 2,762

Raymond Schilling, Executive Vice President and Chief Financial Officer[5]	2006 2005 2004	352,500 337,500 300,000	367,517 280,563 269,000	16,630 10,800 10,800	354,600 — —	20,000 28,000 28,000	9,510 8,815 7,762

Paul A. Schulman Senior Vice President—Business Development[6]	2006 2005 2004	285,000 — —	294,141 — —	167,455 — —	354,600 — —	10,000 — —	4,845 — —

[1]	Amounts disclosed in this column include automobile allowances of $1,500 per month for Mr. Johnson, $1,200 per month for each of the other named executive officers during fiscal year 2006, $900 per month for each of the other named executive officers during fiscal years 2005 and 2004; relocation expenses of $149,805 for Mr. Shea during fiscal year 2006 related to Mr. Shea’s relocation to Tampa upon his appointment as President and COO; $49,658 for Mr. Shoemaker during fiscal year 2004 and $153,055 for Mr. Schulman during fiscal year 2006; and Company paid life insurance premiums in the amount of $2,230 during fiscal year 2006 for Mr. Schilling.
[2]	As of March 31, 2006, Mr. Johnson held 56,000 shares of restricted common stock worth $2,126,880; Mr. Shea held 20,000 shares of restricted common stock worth $759,600; Mr. Shoemaker held 37,000 shares of restricted common stock worth $1,405,260; Mr. Schilling held 16,250 shares of restricted common stock worth $617,175; and Mr. Schulman held 10,000 shares worth $379,800. Valuations are based on the closing price of our common stock on March 31, 2006 of $37.98. Dividends, if any, will be paid on the restricted stock. We do not anticipate paying any dividends in the foreseeable future.
[3]	Amounts disclosed in this column consist of our Company match of employee contributions to our 401(k) retirement plan.
[4]	Mr. Shea became an executive officer of Global on September 1, 2002 and was appointed President and COO on January 26, 2005.
[5]	Mr. Schilling also served as our Corporate Secretary until May 2004.
[6]	Mr. Schulman became an executive officer on April 1, 2005.

Options Grants Table. The following table shows information relating to options to purchase common stock of the Company granted to the Named Executive Officers during the fiscal year ended March 31, 2006.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted[2](#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Sh)[3]	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term[1]
					5%	10%
Thomas S. Johnson	40,000	8.08	$35.46	3/31/15	$879,645	$2,240,852
Michael E. Shea, Jr.	—	—	—	—	—	—
Peter W. Shoemaker	10,000	2.02	35.46	3/31/15	219,911	560,213
Raymond Schilling	20,000	4.04	35.46	3/31/15	439,822	1,120,426
Paul Schulman	10,000	2.02	35.46	3/31/15	219,911	560,213

[1]	These appreciation rates are determined by the disclosure requirements of the SEC and do not represent predictions of stock price increases.
[2]	All nonqualified stock options listed in the table were granted on April 1, 2005 and vest ratably over five years. On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including each of the Named Executive Officers, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.
[3]	The initial exercise price equals the closing price of Global’s stock on the date of grant.

Aggregated Option Exercises and Fiscal Year-End Option Values Table. The following table shows information concerning the exercise of options during the fiscal year ended March 31, 2006, the number of securities underlying unexercised options held by the Named Executive Officers at March 31, 2006 and the year-end value of all unexercised options held by such individuals:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at March 31, 2006(#)[1]		Value of Unexercised In-the-Money Options at March 31, 2006($)[2]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Johnson	140,000	2,718,800	340,550	—	4,133,814	—
Michael E. Shea, Jr.	—	—	97,550	—	1,330,974	—
Peter W. Shoemaker	10,000	165,000	130,000	—	1,604,050	—
Raymond Schilling	7,500	170,750	137,050	—	2,024,924	—
Paul A. Schulman	—	—	25,300	—	147,819	—

[1]	On March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including each of the Named Executive Officers, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.
[2]	Represents the difference between the exercise price and the closing price of $37.98 of our common stock on March 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of March 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by shareholders	2,065,404	$25.95	925,955
Equity compensation plans not approved by shareholders	129,595	$10.58	14,100

Total	2,194,999	$25.04	940,055

The equity compensation plans not approved by shareholders are related to our Amended and Restated 2001 Stock Option Plan that was adopted by the Board of Directors on January 25, 2001 and our Director Non-Incentive Stock Option Agreement dated August 1, 1998 with our Director Edward N. Patrone. The 2001 Stock Option Plan is described more fully in Note 9 (Stock Option Plans) of our consolidated financial statements for the fiscal year ended March 31, 2006 included as part of our annual report on Form 10-K filed with the SEC. The Director Non-Incentive Stock Option Agreement with Edward N. Patrone provided for a one-time grant to Mr. Patrone to purchase 10,000 shares of our common stock in accordance with our policy of granting options to non-employee Directors when they are first elected to the Board. The option is generally subject to the terms and provisions of our Amended and Restated 1998 Stock Option and Incentive Plan. The grant date for this option was August 1, 1998.

Retirement Savings Plan

We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees who work at least 1,000 hours per year and are at least 21 years of age are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code, with no Company match. We may make discretionary matching contributions after participants have completed one year of service, beginning at the next calendar quarter after a participant’s one-year anniversary. Participants’ contributions may be invested in any of several investment alternatives including a fund that invests solely in shares of our common stock. Participants become vested in our contributions according to a vesting schedule based upon length of service with us.

Executive Officers of Global

Our executive officers and their positions and offices as of June 30, 2006, are as follows:

Name	Age	Position(s) and Offices
Thomas S. Johnson	60	Director, Chairman and Chief Executive Officer

Michael E. Shea, Jr.	58	Director, President and Chief Operating Officer

Peter W. Shoemaker	63	Executive Vice President—Strategy and Operations

Raymond Schilling	51	Director, Executive Vice President and Chief Financial Officer

Paul A. Schulman	46	Senior Vice President—Business Development

Daniel Robert Cooper	40	Senior Vice President—Sales

Name	Age	Position(s) and Offices
Todd S. Johnson	39	Senior Vice President—Acquisitions and Assistant Secretary

C. Michael Moore	46	Senior Vice President—Finance

Cecil A. McClary	63	Vice President—Human Resources

Lawrence Paine	48	Vice President, Corporate Secretary and General Counsel

Craig S. Storts	46	Vice President—Treasurer

Alfred N. Vieira	58	Vice President—Service

Thomas S. Johnson, 60, has served as a Director and as Chief Executive Officer since our founding in June 1994. He has served as Chairman since August 2003. From 1991 to 1994, Mr. Johnson was an office technology solutions industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka Business Systems, PLC. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. At the time, Mr. Johnson left IKON, he was Vice President-Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 80 office equipment dealers since 1985, and has over 30 years of experience in acquiring and integrating businesses. Mr. Johnson earned a B.S. degree from the University of Florida in 1972 and received his M.B.A. from Harvard Business School in 1976.

Michael E. Shea, Jr., 58, has served as a Director and our President and Chief Operating Officer since January 2005. From 2001 until 2005, Mr. Shea was our Senior Vice President—Sales and Marketing. Mr. Shea founded Connecticut Business Systems in 1986 and served as its President until 2004. Connecticut Business Systems was acquired by the Company in 1998. Before founding Connecticut Business Systems, Mr. Shea spent 14 years with Savin Corporation in numerous management positions, most recently as Vice President of Sales responsible for dealer and branch operations.

Peter W. Shoemaker, 63, has served as our Executive Vice President—Strategy & Operations since February 2005. Mr. Shoemaker served as our Senior Vice President and Chief Operating Officer from October 2002 until February 2005. Previously, Mr. Shoemaker spent 20 years with IKON in several senior management positions, most recently as Senior Vice President and President, Business Services—North America. From 1985 to 1994, he was President and Chief Executive Officer of A-Copy, a division of IKON and the largest office technology dealership in the United States. Mr. Shoemaker graduated with a B.A. in economics from Rutgers University in 1964 and received an M.B.A. from Rutgers University in 1966.

Raymond Schilling, 51, has served as a Director since August 2004. Mr. Schilling has been the Company’s Chief Financial Officer since its inception and has served as our Executive Vice President since February 2005. From 1994 until his promotion in 2005, he served as our Senior Vice President. From 1994 until 2004, Mr. Schilling also served as our Treasurer and Corporate Secretary. Prior to joining the Company, from 1988 to 1994, Mr. Schilling was Vice President-Finance of the California/Nevada region of McCaw Communications and responsible for all of its finance and administrative functions. From 1980 to 1988, Mr. Schilling worked with Mr. Thomas S. Johnson at Alco Standard Corporation in various accounting and financial reporting functions, including as controller of Alco Office Products, where Mr. Schilling’s responsibilities included evaluation and integration of acquisitions, development and installation of financial systems. From 1986 to 1988, Mr. Schilling was also Vice President of Finance and Administration of San Sierra Business Systems (an Alco Office Products dealer). From 1976 to 1980, Mr. Schilling was employed by PriceWaterhouse as a C.P.A. Mr. Schilling has been involved in the acquisition of numerous businesses and has over 20 years of experience in acquiring and integrating businesses. Mr. Schilling graduated with a B.A. in Economics and Accounting from Muhlenberg College in 1976.

Paul A. Schulman, 46, has served as our Senior Vice President—Business Development since April 1, 2005. Mr. Schulman began his career at Carr Business Systems in 1977 and served as its President from 1985 until 2005. Carr Business Systems was acquired by the Company in 1998.

Daniel Robert Cooper, 40, has served as our Senior Vice President—Sales since April 1, 2005. From 2000 until 2005, Mr. Cooper served as President of Electronic Systems, Inc. From 1998 until 2000, he was Vice President and General Sales Manager, of ESI. Prior to joining ESI, he spent 10 years with Danka Industries, where he last served as a regional general manager responsible for sales, operations and customer support. He holds a business administration degree from Radford University.

Todd S. Johnson, 39, has served as our Senior Vice President—Acquisitions since February 2005. Mr. Johnson has served as our Vice President of Acquisitions since April 1999 and has been employed by Global since July 1994 in various roles, including Acquisition Team Manager. From 1993 to 1994, Mr. Johnson was employed as an office technology industry consultant. From 1989 to 1993, Mr. Johnson was an officer of the United States Marine Corps. Mr. Johnson graduated from Pennsylvania State University with a B.S. in Business Management in 1989. Todd S. Johnson is the son of our Chairman and Chief Executive Officer, Thomas S. Johnson.

C. Michael Moore, 46, has served as our Senior Vice President—Finance since May 2006. Mr. Moore joined Global in 2004 as Vice President—Finance. From 2003 to 2004, Mr. Moore was the Chief Financial Officer of Florida Lift Systems. From 1996 to 2002, Mr. Moore was the Chief Financial Officer of Discount Auto Parts, Inc. Prior to 1996, Mr. Moore was employed by Ernst & Young for approximately 14 years. He earned a B.S. degree from the University of Tennessee.

Cecil A. McClary, 63, has served as our Vice President—Human Resources since February 2002. From April 1978 to June 2001, Mr. McClary was employed by Unisource, a division of Georgia Pacific, and served as Vice President of Human Resources from 1986 until he retired in 2001. Mr. McClary was employed by The Walt Disney Company from 1970 to 1978 as its Compensation Manager. Mr. McClary received a B.A. in Psychology from the University of South Carolina.

Lawrence Paine, 48, has served as our Vice President and General Counsel since February 2004, and our Corporate Secretary since May 2004. Mr. Paine has more than 22 years’ legal experience, including 18 years in corporate law. Prior to joining Global, he was Senior Counsel for the St. Joe Company in Jacksonville, Florida from 1988 until 2004 where he held various positions in the Law Department. Mr. Paine served as an Assistant State Attorney in Naples, Florida from 1987 until 1988. Prior to that time, he was in private law practice in St. Petersburg, Florida. Mr. Paine earned B.A. and M.A. degrees from the University of Florida, and a J.D. from Stetson University College of Law.

Craig S. Storts, 46, was appointed Vice President—Treasurer on May 9, 2006. Mr. Storts has served as Treasurer since 2004 and has been employed by the Company since 1999. Prior to his appointment as Treasurer, Mr. Storts served as our Controller. Mr. Storts earned a B.S. in accounting from Bowling Green State University and an M.B.A from the University of South Florida.

Alfred N. Vieira, 58, has served as our Vice President of Operations/Service since October 2000. From March 1997 to October 2000, Mr. Vieira served as our Vice President-Service. From May 1996 to March 1997, Mr. Vieira served as Vice President and General Manager of Felco Office Systems, Inc.’s four branch locations in south Texas. From 1979 to May 1996, Mr. Vieira was employed by Global Services, Inc., (an unrelated company) and served as its Vice President in Operations from May 1988 to May 1996. Mr. Vieira studied electrical engineering at City University of New York.

Executive Employment Agreements

The annual base salaries for the fiscal year ended March 31, 2006, the annual base salary to be paid during fiscal year 2007 and the annual bonus range for each of our Named Executive Officers are as follows:

Executive Officer	Annual Bonus Range	Fiscal 2006 Salary	Fiscal 2007 Salary
Thomas S. Johnson	100% to 150%	$587,500	$617,000
Michael E. Shea, Jr.	60% to 115%	390,000	440,000
Peter W. Shoemaker	60% to 115%	375,000	400,000
Raymond Schilling	60% to 115%	352,500	370,000
Paul A. Schulman	60% to 115%	285,000	300,000

We have entered into employment agreements with each of our Named Executive Officers. The terms and conditions of each employment agreement are:

Thomas S. Johnson. Effective April 1, 2004, the Company entered into a Senior Executive Agreement with Mr. Johnson. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Johnson is to receive an annual base salary as may be designated from time-to-time by the Board at a rate of not less than $562,500 per year. Mr. Johnson is eligible to receive an annual bonus in an amount of up to 100-150% of his annual base salary for such year, as determined by the Board each year based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, the Company is obligated to use its best efforts to nominate Mr. Johnson for election as a Director. During the term of the Agreement, Mr. Johnson is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Johnson is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Johnson receives a stipend of $1,500 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Johnson received a stock option grant on April 1, 2004 for the purchase of 140,000 shares of the Company’s common stock at an initial exercise price equal to the closing price of the common stock on the date of grant. Additionally, Mr. Johnson is entitled to receive additional grants of stock options for the purchase of 40,000 shares of common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are initially exercisable at the closing price of the Company’s common stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant. However, on March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Johnson, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

Under the terms of the Agreement, Mr. Johnson received a restricted stock award on April 1, 2005 of 20,000 shares of the Company’s common stock. Additionally, Mr. Johnson is eligible to receive additional restricted stock awards of 20,000 shares of the Company’s common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date and the Company has achieved at least 50% of its EBITDA target (as set by the Compensation Committee) for the immediately prior fiscal year. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Johnson’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Johnson terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Johnson a monthly amount equal to 200% of the monthly portion of his then current annual base salary for a period of

24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Johnson with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Johnson’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Johnson retires during the term of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Johnson’s death or permanent disability, the Company will pay Mr. Johnson or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Michael E. Shea, Jr. Effective January 20, 2005, the Company entered into a Senior Executive Agreement with Mr. Shea. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Shea is to receive an annual base salary as may be designated from time-to-time by the Board at a rate of not less than $390,000 per year. Mr. Shea is eligible to receive an annual bonus in an amount of up to 60-115% of his annual base salary for such year, as determined by the Board each year based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Shea is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Shea is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Shea receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Shea received a stock option grant on January 20, 2005 for the purchase of 20,000 shares of the Company’s common stock at an initial exercise price equal to the closing price of the common stock on the date of grant. Additionally, Mr. Shea is entitled to receive additional grants of stock options for the purchase of 20,000 shares of common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are initially exercisable at the closing price of the Company’s common stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant. However, on March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Shea, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

Under the terms of the Agreement, Mr. Shea received a restricted stock award on April 1, 2005 of 20,000 shares of the Company’s common stock. The restricted stock grant vests 20% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant and 50% on the fifth anniversary of the date of grant.

In the event we terminate Mr. Shea’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Shea terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Shea a monthly amount equal to 150% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Shea with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Shea’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Shea retires after the third anniversary of the date of the Agreement but prior to the fifth anniversary of the date of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

If Mr. Shea retires after the fifth anniversary of the date of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and the restricted stock grant and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Shea’s death or permanent disability, the Company will pay Mr. Shea or his estate an amount equal to his prorated bonus for the current year and all stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of one year after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers suppliers, vendors, licensees or other business relations during the non-compete period.

Peter W. Shoemaker. Effective April 1, 2005, the Company entered into a Senior Executive Agreement with Mr. Shoemaker. The Agreement terminates on April 1, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Shoemaker is to receive an annual base salary as may be designated from time-to-time by the Board at a rate of not less than $370,000 per year. Mr. Shoemaker is eligible to receive an annual bonus in an amount of up to 60-115% of his annual base salary for such year, as determined by the Board each year based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Shoemaker is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Shoemaker is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Shoemaker receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Shoemaker received a stock option grant on April 1, 2005 for the purchase of 10,000 shares of the Company’s common stock at an initial exercise price equal to the closing price of the common stock on the date of grant. Additionally, Mr. Shoemaker is entitled to receive additional grants of stock options for the purchase of 10,000 shares of common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are initially exercisable at the closing price of the Company’s common stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant. However, on March 31, 2006, the

Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Shoemaker, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

Under the terms of the Agreement, Mr. Shoemaker received a restricted stock award on April 1, 2005 of 5,000 shares of the Company’s common stock. Additionally, Mr. Shoemaker is eligible to receive additional restricted stock awards of 5,000 shares of the Company’s common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Shoemaker’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Shoemaker terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Shoemaker a monthly amount equal to 160% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Shoemaker with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Shoemaker’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Shoemaker retires prior to October 1, 2007, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and Mr. Shoemaker’s 2002 restricted stock grant and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination. If Mr. Shoemaker retires after October 1, 2007, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Shoemaker’s death or permanent disability, the Company will pay Mr. Shoemaker or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of one year after the expiration of any severance pay. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Raymond Schilling. Effective April 1, 2004, the Company entered into a Senior Executive Agreement with Mr. Schilling. The Agreement terminates on March 31, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Schilling is to receive an annual base salary as may be designated from time-to-time by the Board at a rate of not less than $337,500 per year. Mr. Schilling is eligible to receive an annual bonus in an amount of up to 60-115% of his annual base salary for such year, as determined by the Board each year based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Schilling is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Schilling is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Schilling receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Schilling received a stock option grant on April 1, 2004 for the purchase of 28,000 shares of the Company’s common stock at an initial exercise price equal to the closing price of the common stock on the date of grant. Mr. Schilling received a stock option grant to purchase 20,000 shares of the Company’s common stock on April 1, 2005. Additionally, Mr. Schilling is entitled to receive additional grants of stock options for the purchase of not less than 10,000 or more than 20,000 shares of common stock, as determined by the Compensation Committee based on Mr. Schilling’s performance for the prior fiscal year, on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are initially exercisable at the closing price of the Company’s common stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant. However, on March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Schilling, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

Under the terms of the Agreement, Mr. Schilling received a restricted stock award on April 1, 2005 of 10,000 shares of the Company’s common stock. Additionally, Mr. Schilling is eligible to receive additional restricted stock awards of no less than 5, 000 or more than 10,000 shares of the Company’s common stock, as determined by the Compensation Committee based on Mr. Schilling’s performance for the prior fiscal year, on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date and the Company has achieved at least 50% of its EBITDA target (as set by the Compensation Committee) for the immediately prior fiscal year. Each restricted stock grant vests ratably over four years.

In the event we terminate Mr. Schilling’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Schilling terminates his employment for good reason (including as a result of a change in control of the Company), the Company will continue to pay Mr. Schilling a monthly amount equal to 160% of the monthly portion of his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Schilling with healthcare coverage for 24 months following the date of termination, all restricted stock grants will become fully vested and all stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event we terminate Mr. Schilling’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

If Mr. Schilling retires during the term of the Agreement, the Company’s obligations to pay any compensation or benefits ceases on the date of termination and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year following the date of termination.

In the event of Mr. Schilling’s death or permanent disability, the Company will pay Mr. Schilling or his estate an amount equal to his prorated bonus for the current year and all restricted stock grants and stock option grants will become fully vested and will remain exercisable for a period of one year after the date of death or permanent disability.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the expiration of any severance pay.

Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

Paul A. Schulman. Effective April 1, 2005, the Company entered into a Senior Executive Agreement with Mr. Schulman. The Agreement terminates on April 1, 2008; provided, however, the Agreement automatically renews for additional one year periods unless terminated by either party upon 60 days’ written notice prior to the end of the applicable term. The Agreement provides Mr. Schulman is to receive an annual base salary as may be designated from time-to-time by the Board at a rate of not less than $285,000 per year. Mr. Schulman is eligible to receive an annual bonus in an amount of up to 60-115% of his annual base salary for such year, as determined by the Board each year based upon the Company’s achievement of budgetary and other objectives as set by the Board. During the term of the Agreement, Mr. Schulman is entitled to such other benefits approved by the Board, including those made available to other senior executives of the Company. Mr. Schulman is entitled to be reimbursed for reasonable and customary business expenses, subject to the Company’s standard documentation requirements. Additionally, Mr. Schulman receives a stipend of $1,200 per month during the term of the Agreement for the lease of an automobile and related expenses.

Under the terms of the Agreement, Mr. Schulman received a stock option grant on April 1, 2005 for the purchase of 10,000 shares of the Company’s common stock at an initial exercise price equal to the closing price of the common stock on the date of grant. Additionally, Mr. Schulman is entitled to receive additional grants of stock options for the purchase of 10,000 shares of common stock on April 1 of each year during the term of the Agreement, provided he remains an employee of the Company as of such anniversary date. All options are initially exercisable at the closing price of the Company’s common stock on the date of grant, vest ratably over five years and expire not later than the tenth anniversary of the date of grant. However, on March 31, 2006, the Company’s Board of Directors authorized the Company to accelerate the vesting of all employee stock options outstanding as of March 31, 2006. Each of the Company’s executive officers, including Mr. Schulman, have agreed in writing to sell any shares acquired on the exercise of accelerated options only in accordance with the applicable original vesting schedule. The resale restrictions terminate on the executive’s death, retirement or separation from the Company.

Under the terms of the Agreement, Mr. Schulman received a restricted stock award on April 1, 2005 of 10,000 shares of the Company’s common stock. Twenty percent of restricted stock grant vests on the third anniversary of the grant; thirty percent on the fourth anniversary of the grant and fifty percent on the fifth anniversary of the grant.

In the event we terminate Mr. Schulman’s employment without cause (including by providing notice that the term of the Agreement will not automatically renew) or Mr. Schulman terminates his employment for good reason, the Company will continue to pay Mr. Schulman a monthly amount equal to the monthly portion his then current annual base salary for a period of 12 months commencing on the date of termination. In the event Mr. Schulman’s employment is terminated within one year of a change–in–control or Mr. Schulman terminates his employment within one year of a change in control, the Company will continue to pay Mr. Schulman a monthly amount equal to the monthly portion his then current annual base salary for a period of 24 months commencing on the date of termination. Additionally, the Company will continue to provide Mr. Schulman with healthcare coverage for 12 or 24 months, as the case may be, following the date of termination.

In the event we terminate Mr. Schulman’s employment for cause or if he terminates his employment without good reason, the Company’s obligations to pay any compensation or other benefits ceases on the date of termination and all vesting under the restricted stock grants and stock options grants will cease as the date of termination.

The Agreement contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our subsidiaries for a period of two years after the date of termination. Additionally, the Agreement includes a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report outlines how the Board of Directors and the Compensation Committee, determined fiscal year 2006 compensation levels for Global’s executive officers, including the Named Executive Officers. The Compensation Committee, which is composed entirely of non-employee Directors, is currently responsible for all aspects of Global’s officer compensation programs and some aspects of non-officer compensation, and works closely with the entire Board in the execution of Compensation Committee’s duties.

Overview and Philosophy. The Board and the Committee strive to ensure that Global’s compensation programs serve to motivate and retain executive officers and, therefore, to serve the best interests of Global and its shareholders. The Board and the Committee’s philosophy relating to executive compensation is to attract and retain highly qualified people by paying industry competitive salaries, and to link the financial interests of Global’s senior management to those of Global’s shareholders. They seek to attain the goal of linking the interests of management with those of the shareholders by linking a substantial portion of each executive’s compensation to the achievement of certain defined operational and financial objectives adopted annually by the Board of Directors.

Global’s compensation structure has four general components: (i) base salary, (ii) annual cash bonuses, (iii) stock options and (iv) restricted stock.

Base Salary. In the first quarter of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, salary levels for Global’s executive officers and certain other senior managers. The Committee generally seeks to establish base salaries within the range of salaries paid to similarly situated executives in its peer group. Generally, within this range, the salaries are determined subjectively, with the intent of reflecting past and expected future performance, responsibilities and contributions of the individual executive or senior manager, as well as Global’s overall growth and profitability.

Annual Cash Incentive Bonus. Under the terms of their employment agreements and the Company’s incentive bonus plan for the fiscal year ended March 31, 2006, Mr. Johnson was eligible to receive a bonus of up to 150% of base salary; Messrs. Shea, Shoemaker, Schilling and Schulman were eligible to receive a bonus of up to 115% of base salary; and other executive officers were eligible to receive bonuses of up to 50% of base salary. In May 2005, the Committee set the performance goals under which annual incentive cash bonuses for fiscal year 2006 could be paid to Messrs. Johnson, Shea, Shoemaker, Schilling and Schulman pursuant to the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”). The Committee established performance goals based on the Company’s earnings per share (“EPS”), earnings before interest, taxes and depreciation (“EBITDA”) and individual performance criteria. Other executive officers were eligible to receive annual cash bonuses of up to 50% of base salary based on individual and overall corporate financial and operational performance.

In May 2006, the Committee reviewed the Company’s overall performance for fiscal year 2006 and, authorized a bonus of $822,970 for Mr. Johnson (approximately 140% of base salary); $406,614 for Mr. Shea (approximately 104% of base salary); $396,975 for Mr. Shoemaker (approximately 106% of base salary); $367,517 for Mr. Schilling (approximately 104% of base salary); and $294,141 for Mr. Schulman (approximately 103% of base salary).

The Chief Executive Officer evaluated the Company’s and the individual core companies’ performance against the established goals, and presented his evaluation, together with his reasoning and recommended bonus payment percentages. The Committee then determined, based on the recommendations of the Chief Executive Officer and other members of management and certain other factors the Committee considered relevant, the percentage of base salary to be awarded as a bonus to other executive officers. In addition, the Committee established a bonus pool for other senior managers.

Stock Options. The Committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of shareholder value. Under the our stock option and incentive plans, stock options are granted at an exercise price equal to the closing price of Global’s common stock on the date of the grant and generally vest over a five-year period. Therefore, the value of the stock options to the recipient is directly related to an increase in the price of Global’s common stock. Under the terms of their executive employment agreements, each Named Executive Officers is entitled to receive, and during the fiscal year ended March 31, 2006 received an annual stock option grant to purchase a fixed number of shares. The Board of Directors also approved stock option grants to our executive officers who were not automatically entitled to receive them. In addition, stock option grants occasionally may be awarded throughout the year to the senior management of acquired businesses. The number of shares of common stock underlying stock options granted to each individual is determined subjectively based on a number of factors, including the general level of performance of Global common stock, the individual’s degree of responsibility, general level of performance by Global and its core companies, ability to affect future company performance, salary level and recent noteworthy achievements. For grants made pursuant to executive employment agreements, the number of shares of common stock subject to the grants is determined at the time the employment agreement is entered into, based on the foregoing criteria as well as a review of the compensation practices of Global’s competitors and peers. Stock option awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in higher common stock prices.

Chief Executive Compensation. The Committee’s philosophy is that executive compensation should generally approximate the median level of the relevant labor market, and should be closer to the 75th percentile for superior performance.

Based on the Committee’s review of the Chief Executive Officer’s performance, the overall performance of Global and compensation levels and performance of comparable companies, the Committee authorized a merit increase of $29,500 in Mr. Johnson’s annual base salary for fiscal year 2007 from $587,500 to $617,000 effective April 1, 2006. During fiscal year 2006, Mr. Johnson also received a car allowance of $18,000. During fiscal year 2007, Mr. Johnson will receive a car allowance of $24,000. The total bonus percentage awarded the Chief Executive Officer under Global’s bonus plan for the fiscal year ended March 31, 2006 was approximately 140% of his base salary. As discussed above under “Annual Cash Incentive Bonus,” the Committee considered specific personal objectives of the Chief Executive Officer as well as Global’s overall performance. The personal objectives for the Chief Executive Officer for the fiscal year ended March 31, 2006 included: management goals with respect to the operations of Global’s core companies, the achievement of certain financial and operational goals, including acquisitions, and the achievement of objectives with respect to revenues and earnings. In accordance with the terms of his employment agreement, Mr. Johnson received a stock option grant to purchase 40,000 shares of common stock and a restricted stock grant of 10,000 shares of the Company’s common stock during the fiscal year ended March 31, 2006.

Internal Revenue Code Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. It is the intent of the Compensation Committee to structure stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation, including grants of restricted stock, in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Corporation to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

The foregoing report has been furnished by the members of the Compensation Committee and the Board of Directors.

Mark A. Harris

Edward N. Patrone, Chair

Daniel T. Hendrix

R. Eric McCarthey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 31, 2006, Edward A. Patone, Chairman, Mark A. Harris, Daniel T. Hendrix, and R. Eric McCarthey served on the Compensation Committee. None of the members of our Compensation Committee is or was an officer or employee of Global or any of its subsidiaries.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total return on our common stock with the Russell 2000 Index and an Office Equipment Peer Group Index. The Office Equipment Peer Group Index is comprised of Global, Danka Business Systems PLC, IKON Office Solutions, Inc. and Xerox Corporation. This graph assumes that $100 was invested in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG GLOBAL IMAGING SYSTEMS, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP

*	$100 invested on 3/31/01 in stock or index-including reinvestment of dividends.
Fiscal year ending March 31.

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06
GLOBAL IMAGING SYSTEMS, INC.	100.00	327.11	328.89	590.58	630.40	675.20
RUSSELL 2000	100.00	113.98	83.25	136.39	143.77	180.93
PEER GROUP	100.00	190.69	149.99	253.27	252.18	263.25

By order of the Board of Directors

Lawrence Paine
Vice President, Secretary, and General Counsel

July 12, 2006

Appendix “A”

GLOBAL IMAGING SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Global Imaging Systems, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.

The primary purposes of the Committee are to assist Board oversight of:

1.	The integrity of the Company’s financial statements.

2.	The Company’s compliance with legal and regulatory requirements.

3.	The independent accountants’ qualifications and independence.

4.	The performance of the independent auditors and the Company’s internal audit function.

The function of the Committee is oversight. Company management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s management and its internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

In fulfilling their responsibilities, it is recognized that members of the Committee are not full time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or reviews or to set auditor independence standards.

The Company’s independent accountants report directly to the Committee as representatives of the shareholders. The Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the independent accountants (including resolving differences between management and the independent accountants regarding financial reporting).

The independent accountants will submit to the Committee annually a formal written statement of fees billed for each of the following categories of services rendered by the independent accounts:

1.	The audit of the Company’s annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q or for services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements.

2.	Assurance and related service not included in (1) above that are reasonably related to the audit or review of the Company’s financial statements, in the aggregate and by each service.

3.	Tax compliance, tax advice and tax planning service, in the aggregate and by each service.

4.	All other services rendered by the independent accountants, in the aggregate and by each service.

Membership

The Committee will consist of at least three directors, each of whom will meet the independence requirements established by the Board and applicable laws, regulations and listing requirements.

All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee will be, in the judgment of the Board, an “audit committee financial expert”, as defined by the rules and regulations of the Securities and Exchange Commission. Additionally, at least one member of the Committee (who may also serve as the Audit Committee financial expert) will meet, in the judgment of the Board, the financial sophistication requirements of the NASDAQ Stock Market, Inc.

The Board will appoint members of the Committee. The Board will designate one member of the Committee as its Chair. Committee members will serve until a successor is appointed or until a member’s earlier resignation or removal. The Board may remove any member of the Committee at any time with or without cause.

No member of the Committee may serve on more than two audit committees of publicly traded companies (not including the Company’s Audit Committee) at the same time. For purposes of this sentence, service on the audit committee of a parent and its substantially owned subsidiaries counts as service on a single audit committee.

No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) directors’ fees, which may be received in cash, stock options, restricted stock or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Meetings

The Committee will meet in person or telephonically at least four times a year. Additional meetings will be convened as necessary.

The Committee will meet separately at least quarterly with (i) representatives of the Company’s senior management; (ii) the Company’s director of internal audit; and (iii) the independent accountants to discuss any and all matters that the Committee or these persons or firms believe should be discussed confidentially. The Committee will meet in executive session at least twice a year.

Minutes will be prepared, and the Committee will report the results of its meetings to the Board. Committee members will be furnished copies of the minutes of each meeting and any action taken by written consent.

The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure so long as the rules are consistent with applicable law, this Charter, or the Company’s Bylaws.

Any other independent Board member may attend any Committee meeting as an observer at the invitation of the Chair.

Duties and Responsibilities

To carry out its purposes, the Committee will have the following duties and responsibilities:

A.	Independent Auditors.

1.	Directly appoint, retain, compensate, evaluate and terminate the independent accountants, including the authority to approve all audit engagement fees and terms.

2.	Pre-approve all audit and non-audit services to be provided by the independent accountants. The Committee may adopt appropriate procedures to delegate authority to pre-approve such services to one or more of its members.

3.	Obtain and review, at least annually, a report from the independent accountants describing: the independent accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the independent accountants any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the independent accountants.

4.	Obtain from the independent accountants in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and any material communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

5.	Review and evaluate the qualifications, performance and independence of the lead partner of the independent accountants.

6.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

7.	Review and approve all related party transactions of the Company.

8.	Take into account the opinions of management and the Company’s internal auditors in assessing the independent accountants’ performance, qualifications and independence.

B.	Financial Reporting Principles and Policies and Internal Audit Controls and Procedures.

1.	Advise management and the independent accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

2.	Consider any reports or communications and management’s or the Company’s internal auditors’ responses thereto submitted to the Committee by the independent accountants required by or referred to in SAS 61 as codified by AU Section 380, as may be modified or supplemented, including reports and communications related to:

i.	deficiencies noted in any audit concerning the design or operation of internal controls;

ii.	consideration of fraud in a financial statement audit;

iii.	detection of illegal acts;

iv.	the independent accountants’ responsibility under generally accepted auditing standards;

v.	any restrictions on the scope of any audit;

vi.	significant accounting policies;

vii.	significant issues discussed with the national office regarding auditing or accounting issues presented by the engagement;

viii.	management judgments and accounting estimates;

ix.	any accounting adjustments arising from the audit;

x.	the responsibility of the independent accountants for other information in documents containing audited financial statements;

xi.	disagreements with management;

xii.	consultation by management with other accountants;

xiii.	major issues discussed with management prior to retention of the independent accountants;

xiv.	difficulties encountered with management in performing the audit;

xv.	the independent accountants’ judgments about the quality of the Company’s accounting principles; and

xvi.	reviews of interim financial information conducted by the outside auditors.

3.	Meet with management, the independent accountants and, if appropriate, the Company’s director of internal audit, to:

i.	discuss the scope of the annual audit;

ii.	discuss the annual audited financial statements and quarterly financial statements;

iii.	discuss any significant matters arising from any audit, whether raised by management, the Company internal auditors or the independent accountants, relating to the Company’s financial statements;

iv.	discuss any “management” or “internal control” letter issued or proposed to be issued by the independent accountants to the Company;

v.	discuss any difficulties the independent accountants encountered in the course of the audit engagement, including any restrictions on their activities or access to required information and of any significant disagreements with management;

vi.	review the form of opinion the independent auditors propose to render to the Board and shareholders;

vii.	discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent accountants or management; and

viii.	inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

4.	Discuss with management the CEO’s and CFO’s evaluations of the Company’s assessment of its internal controls, together with Management’s report on internal controls and the independent accountants’ report on internal controls.

5.	Discuss with management and the independent accountants, the Company’s policies with respect to risk assessment and risk management.

6.	Obtain from the independent accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended.

7.	Discuss with the Company’s General Counsel and outside counsel, if appropriate, any significant legal matters that may have a material effect on the Company’s financial statements and the Company’s compliance policies, including material notices to or inquiries received from governmental agencies.

8.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

9.	Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Periodically with management and internal audit, review these procedures and any significant complaints received.

10.	Set clear hiring policies for employees or former employees of the independent accountants.

C.	Internal Audit Department.

1.	Review, the appointment and replacement of the Company’s senior internal auditing executive.

2.	Review the significant reports to management prepared by the internal auditors and management responses.

D.	Reporting and Recommendations.

1.	Prepare any report or other disclosures, including any recommendations of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2.	Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

3.	To report its actions to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

4.	Conduct an annual performance evaluation of the Committee.

5.	Recommend to the Governance Committee and CEO, any hiring, firing or other decision related to the Company’s CFO, director of internal audit and other senior financial managers.

6.	Recommend to the Compensation Committee and CEO, compensation for the CFO, director of internal audit and other senior financial managers.

7.	Review and, if appropriate, recommend annual changes to the Company’s Code of Conduct.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties to a subcommittee of the Committee.

Resources and Authority of the Committee

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to select, retain, terminate and approve the fees and other retention terms of independent outside legal counsel, or other experts or consultants, with respect to any matter related to the Committee’s duties and responsibilities, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the Committee and independent outside legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of the communications.

Adopted by the Board of Directors on the 8th day of August 2005.

Appendix B: Form of Proxy

GLOBAL IMAGING SYSTEMS, INC.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT

ê    FOLD AND DETACH HERE    ê

☒ PLEASE MARK VOTES AS IN EXAMPLE.

This proxy, when properly executed, will be voted as directed. If no direction is otherwise made, this proxy will be voted FOR Proposal 1 and in the discretion of the named proxies as to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to Global’s Corporate Secretary of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

1. To elect the nominees to the Board of Directors: Daniel T. Hendrix, Michael Shea, and M. Lazane Smith.

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐ *
* Instruction: to vote for all nominees except those indicated on the line above.

GLOBAL IMAGING SYSTEMS, INC.

Proxy Solicited on Behalf of the Board of Directors of Global

for Annual Meeting to be held on August 7, 2006.

The undersigned, being a shareholder of Global Imaging Systems, Inc. (“Global”), hereby appoints Thomas S. Johnson and Lawrence Paine, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Shareholders of Global to be held at the office of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 on August 7, 2006, at 2:00 p.m., eastern daylight savings time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please execute your proxy promptly and return it in the enclosed envelope.

ê    FOLD AND DETACH HERE    ê

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, director, or guardian, please give full title as such.

Signature:

Date:

Signature:

Date: